UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________________

SCHEDULE 14A

______________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Synergy CHC Corp.
(Name of Registrant as Specified In Its Charter)

_______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee previously paid with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 30, 2026

To Our Stockholders:

You are cordially invited to attend the 2026 annual meeting of stockholders (the “Annual Meeting”) of Synergy CHC Corp., a Nevada corporation (the “Company”), to be held at 10:00 a.m., E.T., on Monday, June 29, 2026. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted solely by means of remote communication via a live webcast. For purposes of attendance at the Annual Meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the Annual Meeting.

Details regarding the Annual Meeting, the business to be conducted at the Annual Meeting, and information about the Company that you should consider when you vote your shares are described in this proxy statement.

At the Annual Meeting, we will ask stockholders to (i) elect five (5) persons to our board of directors (Proposal 1), (ii) ratify the appointment of RBSM LLP as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2026 (Proposal 2), (iii) approve a proposed amendment to the Synergy CHC Corp. 2024 Equity Incentive Plan (the “2024 Plan”) to (A) increase the aggregate number of shares of our common stock, par value $0.00001 per share (the “Common Stock”), available for issuance under the 2024 Plan to 150,000,000 shares of Common Stock and (B) permit the repricing of outstanding awards (as described in this proxy statement) (Proposal 3), (iv) approve, for purposes of complying with Nasdaq Listing Rules 5635(b) and 5635(d), the full issuance of shares of common stock issuable by the Company upon exercise of the Lender Warrant (as defined in the Proxy Statement) (Proposal 4), (v) approve one or more reverse stock splits at an aggregate ratio of up to 1-for-200 (Proposal 5) and (vi) transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The board of directors recommends the approval of each of the proposals. Such other business will be transacted as may properly come before the Annual Meeting.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to the majority of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On April 30, 2026, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for the Annual Meeting and our 2025 Annual Report on Form 10-K. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that you cast your vote either during the Annual Meeting or by proxy before the Annual Meeting. You may vote over the Internet or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in the Notice and this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of the Company. We look forward to seeing you at the Annual Meeting.

Sincerely,
/s/ Jack Ross
Jack Ross
Chief Executive Officer and
Chairman of the Board of Directors

April 30, 2026

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

TIME:	10:00 a.m., E.T.
DATE:	Monday, June 29, 2026
PLACE:

The Annual Meeting will be held by means of remote communication via a live webcast accessible at https://meeting.vstocktransfer.com/SYNERGYJUNE26. You can attend the Annual Meeting online and vote your shares during the online meeting. To be admitted to the Annual Meeting’s live webcast, you must register to attend the virtual meeting by 11:59 p.m., E.T., on Sunday, June 28, 2026, by visiting https://meeting.vstocktransfer.com/SYNERGYJUNE26, entering your 12-digit control number as shown in the Notice of Internet Availability of Proxy Materials (“Notice”), your proxy card, or the voting instruction form, and selecting “Attend a Meeting.” You will receive a confirmation email with information on how to attend the Annual Meeting. On the day of the meeting, you will be able to participate in the Annual Meeting by visiting https://meeting.vstocktransfer.com/SYNERGYJUNE26 and entering the same 12-digit control number you used to pre-register and as shown in your confirmation email. Participation in the Annual Meeting is limited and access to the meeting will be accepted on a first come, first served basis, once electronic entry begins. Electronic entry to the Annual Meeting will begin at 9:45 a.m., E.T., on the day of the meeting. If you encounter any difficulties accessing the virtual meeting, please call the technical support number that will be posted on the virtual meeting page.

PURPOSES:

1.      To elect five (5) directors to serve one-year terms expiring in 2027 (Proposal 1);

2.      To ratify the appointment of RBSM LLP as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2026 (Proposal 2);

3.      To approve a proposed amendment to the Synergy CHC Corp. 2024 Equity Incentive Plan (the “2024 Plan”) to (A) increase the aggregate number of shares of our common stock, par value $0.00001 per share (the “Common Stock”), available for issuance under the 2024 Plan to 150,000,000 shares of Common Stock and (B) permit the repricing of outstanding awards (as described in this proxy statement) (Proposal 3);

4.      To approve, for purposes of complying with Nasdaq Listing Rules 5635(b) and 5635(d), the full issuance of shares of common stock issuable by the Company upon exercise of the Lender Warrant (as defined in the Proxy Statement) (Proposal 4);

5.      To approve one or more reverse stock splits at an aggregate ratio of up to 1-for-200 (Proposal 5); and

6.      To transact such other business that is properly presented at the Annual Meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of the Company’s Common Stock at 5:00 p.m. E.T. on April 24, 2026 (the “Record Date”). A list of stockholders of record will be available during the 2026 annual meeting of stockholders (the “Annual Meeting”) and the 10 days prior to the Annual Meeting at our principal executive offices located at 770 Roosevelt Trail STE 8 #1016, N. Windham, Maine 04062.

All stockholders are cordially invited to attend the Annual Meeting. Stockholders who plan to attend the Annual Meeting must register at https://meeting.vstocktransfer.com/SYNERGYJUNE26 by 11:59 p.m., E.T., on Sunday, June 28, 2026 (the “Registration Deadline”), as described in your Notice, proxy card, or voting instruction form. As part of the registration process, you must enter the 12-digit control number shown on your Notice, proxy card, or voting instruction form. After completion of your registration by the Registration Deadline, a confirmation email with information on how to attend the Annual Meeting will be emailed to you. For purposes of attendance at the Annual Meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the Annual Meeting.

Whether you plan to attend the Annual Meeting or not, we urge you to vote by following the instructions in the Notice of Internet Availability of Proxy Materials that you previously received and submit your proxy by the Internet or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Jack Ross
Jack Ross
Chairman of the Board

PAGE
IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	2
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	8
MANAGEMENT AND CORPORATE GOVERNANCE	9
EXECUTIVE OFFICER AND DIRECTOR COMPENSATION	15
EQUITY COMPENSATION PLAN INFORMATION	20
REPORT OF AUDIT COMMITTEE	21
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	22
PROPOSAL 1 — ELECTION OF DIRECTORS	24
PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	25
PROPOSAL 3 — APPROVAL OF AN AMENDMENT TO THE 2024 PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE 2024 PLAN AND TO PERMIT REPRICINGS OF OUTSTANDING AWARDS	27
PROPOSAL 4 — APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULES 5635(b) AND 5635(d), OF THE FULL ISSUANCE OF SHARES OF COMMON STOCK ISSUABLE BY THE COMPANY UPON EXERCISE OF THE LENDER WARRANT	31
PROPOSAL 5 — APPROVAL OF ONE OR MORE REVERSE STOCK SPLITS (AGGREGATE RATIO UP TO 1-FOR-200)	33
CODE OF CONDUCT AND ETHICS	39
OTHER MATTERS	39
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR	39

Appendix A — Amendment to the 2024 Plan	A-1
Appendix B — Reverse Stock Split Charter Amendment	B-1

i

Synergy CHC Corp.
770 Roosevelt Trail STE 8 #1016
N. Windham, Maine 04062

SYNERGY CHC CORP.
2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MONDAY, JUNE 29, 2026

This proxy statement, along with the accompanying Notice of 2026 Annual Meeting of Stockholders, contains information about the 2026 Annual Meeting of Stockholders of Synergy CHC Corp. (the “Annual Meeting”), including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting at 10:00 a.m. E.T., on Monday, June 29, 2026, by means of remote communication via a live webcast accessible at https://meeting.vstocktransfer.com/SYNERGYJUNE26.

In this proxy statement, we refer to Synergy CHC Corp. as the “Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our board of directors for use at the Annual Meeting.

On April 30, 2026, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement for the Annual Meeting and our 2025 Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2025.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON MONDAY, JUNE 29, 2026

This proxy statement, the Notice of 2026 Annual Meeting of Stockholders, our form of proxy card and our 2025 Annual Report on Form 10-K to stockholders are available for viewing, printing and downloading at https://ts.vstocktransfer.com/irhlogin/SYNERGYCHC. To view these materials please have your 12-digit control number available, which appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2025 on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at www.synergychc.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to:

SYNERGY CHC CORP.
770 Roosevelt Trail STE 8 #1016
N. Windham, Maine 04062

Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

Our board of directors is soliciting your proxy to vote at the 2026 annual meeting of stockholders to be held by means of remote communication via a live webcast accessible at https://meeting.vstocktransfer.com/SYNERGYJUNE26 on Monday, June 29, 2026, at 10:00 a.m. E.T., and any adjournments or postponements of the meeting, which we refer to hereinafter as the “Annual Meeting.” This proxy statement, along with the accompanying Notice of 2026 Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of 2026 Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 because you owned shares of Synergy CHC Corp.’s common stock, par value $0.00001 per share (the “Common Stock”), on the Record Date (as defined below). On April 30, 2026, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for the Annual Meeting and our 2025 Annual Report on Form 10-K.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

As permitted by the rules of the U.S. Securities and Exchange Commission (the “SEC”), we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the Annual Meeting and help to conserve natural resources. If you received the Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Why is the Company holding the Annual Meeting virtually?

We are holding the Annual Meeting online and providing internet voting to facilitate stockholder attendance and participation by enabling all stockholders to participate fully, equally and without cost, using an Internet-connected device from any location around the world, with procedures designed to ensure the authenticity and correctness of your voting instructions. In addition, the virtual-only meeting format increases our ability to engage with all stockholders, regardless of size, resources or physical location. Our stockholders will be afforded the same opportunities to participate at the virtual Annual Meeting as they would at an in-person Annual Meeting.

Where can I get technical assistance?

If you encounter any difficulties accessing the virtual Annual Meeting, please call the technical support number that will be posted at https://ts.vstocktransfer.com/irhlogin/SYNERGYCHC.

Who May Vote?

Only stockholders of record who owned our Common Stock at 5:00 p.m., E.T., on April 24, 2026 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 14,899,883 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Our Common Stock is our only class of voting stock.

If on the Record Date your shares of Common Stock are registered directly in your name with our transfer agent, VStock Transfer LLC, then you are a stockholder of record.

If on the Record Date your shares are held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice shall be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a legal proxy from your broker or other agent authorizing you to vote your shares when you register for the Annual Meeting.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our Common Stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation and are not revoked will be voted in accordance with your instructions on the proxy card or as instructed via Internet. You may specify whether your shares should be voted for or withheld for each nominee for director, and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the recommendations of our board of directors as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, VStock Transfer LLC, or you have stock certificates registered in your name, you may vote:

•        By Internet.    Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote by Internet.

•        By Telephone.    Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote by telephone.

•        By mail.    If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the recommendations of our board of directors as noted below.

•        At the Annual Meeting.    If you attend the Annual Meeting virtually, you may vote at the Annual Meeting by following the instructions when you log in for the Annual Meeting at https://meeting.vstocktransfer.com/SYNERGYJUNE26. Have your proxy card or Notice in hand as you will be prompted to enter your 12-digit control number to vote at the Annual Meeting. Electronic entry to the Annual Meeting will begin 15 minutes before the start of the meeting.

Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., E.T. on June 28, 2026. Telephone and Internet voting facilities for beneficial holders will be available 24 hours a day and will close at 11:59 p.m. E.T. on June 28, 2026.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy authorizing you to vote your shares when you register for the Annual Meeting.

How Does Our Board of Directors Recommend that I Vote on the Proposals?

Our board of directors recommends that you vote as follows:

•        “FOR” the election of each of the nominees for director (Proposal 1);

•        “FOR” the ratification of the appointment of RBSM LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026 (Proposal 2);

•        “FOR” the approval of the proposed amendment to the 2024 Plan to (A) increase the aggregate number of shares of Common Stock available for issuance under the 2024 Plan to 150,000,000 shares of Common Stock and (B) permit the repricing of outstanding awards (as described in this proxy statement) (Proposal 3);

•        “FOR” the approval of, for purposes of complying with Nasdaq Listing Rules 5635(b) and 5635(d), the full issuance of shares of common stock issuable by the Company upon exercise of the Lender Warrant (Proposal 4); and

•        “FOR” the approval of one or more reverse stock splits at an aggregate ratio of up to 1-for-200 (Proposal 5).

If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

•        if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•        by re-voting by Internet as instructed above;

•        by notifying Synergy CHC Corp.’s Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•        by attending the Annual Meeting virtually and voting online. Attending the Annual Meeting will not in and of itself revoke a previously submitted proxy. You must specifically vote your shares online at the Annual Meeting to revoke your previously submitted proxy.

Your most current vote, whether by telephone, Internet or proxy card, is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our Common Stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on matters that are deemed “routine,” such as the proposal to ratify the appointment of the auditors (Proposal 2). Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the Annual Meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors

The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Appointment of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to ratify the appointment of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of RBSM LLP as our independent registered public accounting firm for 2026, the Audit Committee of our board of directors will reconsider its selection.

Proposal 3: Approve the Proposed Amendment to the 2024 Plan to Increase the Aggregate Number of Shares of Common Stock Available for Issuance under the 2024 Plan to 150,000,000 Shares of Common Stock and to Permit Repricings of Outstanding Awards

The affirmative vote of a majority of the total votes cast affirmatively or negatively for this proposal is required for approval of the proposed amendment to the 2024 Plan to increase the aggregate number of shares of Common Stock available for issuance under the 2024 Plan and to permit repricing of outstanding awards. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the vote of this proposal.

Proposal 4: Approve, for Purposes of Complying With Nasdaq Listing Rules 5635(b) and 5635(d), the Full Issuance of Shares of Common Stock Issuable by the Company Upon Exercise of the Lender Warrant

The affirmative vote of a majority of the total votes cast affirmatively or negatively for this proposal is required for approval of, for purposes of complying with Nasdaq Listing Rules 5635(b) and 5635(d), the full issuance of shares of common stock issuable by the Company upon exercise of the Lender Warrant. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the vote of this proposal.

Proposal 5: Approve One or More Reverse Stock Splits at an Aggregate Ratio of Up To 1-for-200

The affirmative vote of a majority of the total votes cast affirmatively or negatively for this proposal is required for approval of one or more reverse stock splits at an aggregate ratio of up to 1-for-200. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the vote of this proposal.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended Current Report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will not pay these directors and employees any additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of at least 50.01% of all the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum for the Annual Meeting. Votes of stockholders of record who are present at the Annual Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The Annual Meeting will be held at 10:00 a.m., E.T., on Monday, June 29, 2026, solely by means of remote communication via a live webcast accessible at https://meeting.vstocktransfer.com/SYNERGYJUNE26.

All stockholders may attend the Annual Meeting. For stockholders who plan to attend the Annual Meeting, you must register at https://meeting.vstocktransfer.com/SYNERGYJUNE26 by 11:59 p.m., E.T., on Sunday, June 28, 2026 (the “Registration Deadline”), as described in your Notice, proxy card, or voting instruction form. As part of the registration process, you must enter the 12-digit control number shown on your Notice, proxy card, or voting instruction form. After completion of your registration by the Registration Deadline, a confirmation email with information on how to attend the Annual Meeting will be emailed to you.

You need not attend the Annual Meeting in order to vote.

Householding of Annual Disclosure Documents

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact our transfer agent, VStock Transfer LLC, by calling their toll-free number, 1-855-987-8625.

If you do not wish to participate in “householding” and would like to receive your own Notice or, if applicable, set of the Company’s proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another Company stockholder and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, follow these instructions:

If your Company shares are registered in your own name, please contact our transfer agent, VStock Transfer LLC, and inform them of your request by calling them at 1-855-987-8625 or writing them at VStock Transfer LLC, 18 Lafayette Place, Woodmere, NY 11598. If a broker or other nominee holds your Company shares, please contact the broker or other nominee directly and inform them of your request.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

You can choose this option and save the Company the cost of producing and mailing these documents by:

•        following the instructions provided on your Notice or proxy card; or

•        following the instructions provided when you vote over the Internet at http://www.vstocktransfer.com/proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of shares of our Common Stock as of April 24, 2026, known by us through our transfer agent and other records, held by: (i) each person who beneficially owns 5% or more of the shares of Common Stock then outstanding; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our current directors and executive officers as a group.

The information in this table reflects “beneficial ownership” as defined in Rule 13d-3 of the Exchange Act. To our knowledge and unless otherwise indicated, each stockholder has sole voting power and investment power over the shares listed as beneficially owned by such stockholder, subject to community property laws where applicable. Percentage ownership is based on 14,899,883 shares of Common Stock outstanding as of April 24, 2026. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o Synergy CHC Corp., 770 Roosevelt Trail STE 8 #1016, N. Windham, Maine 04062.

Name of Beneficial Owner	Number(1)	Percent
5% Stockholders:
Gowan Private Equity Inc.(2)	3,679,056	24.7%
Knight Therapeutics International S.A.(3)	1,911,414	12.8%

Named executive officers and directors:
Jack Ross(4)	4,795,757	32.2%
Alfred Baumeler	—	—
Jaime Fickett	—	—
J. Paul SoRelle(5)	108,963	*
Nitin Kaushal	—	—
Teresa Thompson	—	—
All executive officers and directors as a group (6 persons)	4,904,720	32.9%

____________

*        Less than 1% of the outstanding common stock.

(1)      Beneficial ownership as reported in the table has been determined in accordance with Rule 13d-3 under the Exchange Act and is not necessarily indicative of beneficial ownership for any other purpose. The number of shares of common stock shown as beneficially owned includes shares of common stock which may not be beneficially owned but over which a person would be deemed to exercise control or direction. The number of shares of common stock shown as beneficially owned includes shares of common stock subject to stock options exercisable and restricted stock units that were outstanding on April 24, 2026 and that will vest within 60 days of April 24, 2026. Shares of common stock subject to stock options exercisable and restricted stock units that will vest within 60 days after April 24, 2026 are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.

(2)      This stockholder’s address is 156 Heddas Way, Fall River NS B2T 0J4, Canada. Consists of 3,679,056 shares of common stock owned by Gowan Private Equity Inc. Jack Ross is the Chief Executive Officer of Gowan Private Equity Inc. Decisions regarding the voting or disposition of the shares held by Gowan Private Equity Inc. are made by Mr. Ross.

(3)      Consists of 1,911,414 shares of common stock. This stockholder’s address is 3622 Saldanha da Gama, Office 311, Montevideo, Uruguay. Decisions regarding the voting or disposition of the shares held by Knight Therapeutics International S.A. are made by Arvind Utchanah.

(4)      This stockholder’s address is 156 Heddas Way, Fall River NS B2T 0J4, Canada. Consists of 410,507 shares of common stock owned by Jack Ross, 3,679,056 shares of common stock owned by Gowan Private Equity Inc., 269,635 shares of common stock owned by Dunhill Distribution Group, Inc., 136,559 shares of common stock owned by Gowan Capital Inc. and 300,000 shares of common stock owned by Rosscor Brands Corp.. Jack Ross is the Chief Executive Officer of Gowan Private Equity Inc., Dunhill Distribution Group, Inc., Gowan Capital Inc. and Rosscor Brands Corp. Decisions regarding the voting or disposition of the shares held by Gowan Private Equity Inc., Dunhill Distribution Group, Inc., Gowan Capital Inc. and Rosscor Brands Corp. are made by Mr. Ross.

(5)      Consists of 108,963 shares of common stock owned by the SoRelle Family Partnership LLLP. Decisions regarding the voting or disposition of the shares held by the SoRelle Family Partnership LLLP are made by its general partners, Mr. SoRelle, Carroll V. SoRelle, Carol S. Pederson and Merrie S. Foreman, and each general partner individually has voting and dispositive power over such shares.

MANAGEMENT AND CORPORATE GOVERNANCE

Our Board of Directors

Our Bylaws provide that our business is to be managed by or under the direction of our board of directors. Our directors are elected at each annual meeting of the stockholders to hold office until the next annual meeting.

Our board of directors accepted the recommendation of the Nominating and Corporate Governance Committee and voted to nominate the names set forth below for election at the Annual Meeting to serve for a term until the 2027 annual meeting of stockholders, and until their respective successors have been elected and qualified, or until the death, resignation, or removal of any director pursuant to the Bylaws.

Set forth below are the names of the persons nominated for election as directors, their ages as of April 24, 2026, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our board of directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Position
Jack Ross	60	Chief Executive Officer and Chairman
Alfred Baumeler	61	President and Director
J. Paul SoRelle	69	Director
Nitin Kaushal	60	Director
Teresa Thompson	64	Director

Jack Ross has served as our Chief Executive Officer and Chairman since October 2014, served as our Chief Financial Officer from August 2018 until July 2021 and from October 2014 until October 2017, and served as our President from May 2020 until January 2021 and from October 2014 until October 2017. Mr. Ross has also served as the Chief Executive Officer of Kenek Brands Inc., an executive consulting firm, since January 2014, and as the Chief Executive Officer of BoomBod Ltd., a supplements company, since December 2018. In addition, Mr. Ross has served as the Chairman and Chief Executive Officer of Gowan Capital Inc. since May 2011. The other entities with which Mr. Ross is affiliated are holding companies with limited operations, and Mr. Ross devotes substantially all of his time to his roles at Synergy CHC Corp. Mr. Ross’ significant leadership experience at various private and public companies led to the conclusion that he should serve as a member of our Board of Directors, in light of our business and structure.

Alfred Baumeler has served as our President since January 2021 and has served on our Board of Directors since October 2024. From August 2015 to December 2020, Mr. Baumeler served as our Executive Vice President of Sales and Marketing. From September 2012 to August 2015, Mr. Baumeler served as Senior Vice President of Marketing for Healthy Natural Systems/Core Science Medica (CSM)/Lifeagen, a nutritional supplement company. From January 2012 to August 2012, Mr. Baumeler was self-employed as a marketing consultant. From November 2009 to November 2011, Mr. Baumeler was the Senior Vice President and Chief Marketing Officer for Natrol, Inc., a manufacturer of vitamins, minerals and supplements. Mr. Baumeler has also held senior positions in Sales and Marketing with Rexall Sundown, Wyeth and Novartis. Mr. Baumeler earned his Bachelor of Science from Rutgers University in Engineering and his Master of Business Administration in Marketing and Finance from Columbia Business School. Mr. Baumeler’s 30 years of experience in consumer goods, of which 20 were in the nutritional supplement industry, led to the conclusion that he should serve as a member of our Board of Directors.

J. Paul SoRelle was appointed as a director in December 2014. From 1999 to April 2020, Mr. SoRelle served as the President and Chief Executive Officer of Pioneer Press of Greeley, Inc., a commercial printing company. Since April 2020, Mr. SoRelle has continued to consult for Pioneer Press. Prior to joining Pioneer Press, Mr. SoRelle acquired RamStar, Inc. in November 1988 and served as President and CEO, as well as in other roles. RamStar, Inc. was acquired by International Thunderbird Gaming Corporation in 1994, where Mr. SoRelle served on the board of directors and as Executive Vice President until October 1996. In November 1982, Mr. SoRelle acquired three convenience stores, expanded to eight stores and sold them in 1988. Mr. SoRelle’s significant leadership experience at Pioneer Press of Greeley, Inc. led to the conclusion that he should serve as a member of our Board of Directors, in light of our business and structure.

Nitin Kaushal has served on our Board of Directors since October 2024. Since March 2020, Mr. Kaushal has served as President of Anik Capital Corp. He retired from PricewaterhouseCoopers LLP (Canada), where he was a Managing Director in the Corporate Finance Practice from April 2012 until February 2020. He has over thirty-five years of experience in the financial services industry and has held senior roles in investment banking, venture capital and consulting firms including Desjardins Securities Inc., Orion Securities Inc., Vengate Capital, HSBC Securities Inc. and Gordon Capital and in the venture capital industry with MDS Capital Corp. Mr. Kaushal serves on the board of VieMed Healthcare, Inc. and Everyday People Financial Inc. Mr. Kaushal earned his Bachelor of Science in Chemistry from the University of Toronto and is a Chartered Accountant in Canada. Mr. Kaushal’s experience as a member of various boards of directors and as a Chartered Accountant provides the Board with additional perspective on financial reporting, governance and management issues and led to the conclusion that he should serve as a member of our Board of Directors.

Teresa Thompson has served on our Board of Directors since September 2025. From September 1986 to June 2025, Ms. Thompson served as a pharmacy OTC buyer for Costco Wholesale, where she was primarily responsible for overseeing Costco U.S.’s vitamins and supplements. Ms. Thompson’s experience in the vitamin and supplement market, as well as her vast experience in the retail industry, led to the conclusion that she should serve as a member of our Board of Directors.

Family Relationships

There are no family relationships between any of our directors and our executive officers.

Committees of the Board of Directors and Meetings

During the fiscal year ended December 31, 2025, our board of directors held four meetings. No director attended fewer than 75% of the total number of meetings of our board of directors and of committees of our board of directors on which he or she served during the fiscal year ended December 31, 2025.

The following table sets forth the three standing committees of our board of directors and the members of each committee and the number of meetings held by our board of directors and the committees during 2025:

Director	Board	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Jack Ross	Chair
Alfred Baumeler	X
J. Paul SoRelle	X	X	X	Chair
Nitin Kaushal	X	Chair	Chair	X
Teresa Thompson	X	X	X	X
Meetings in 2025:	4	4	1	1

The board of directors has adopted a policy under which each member of the board of directors makes every effort, but is not required, to attend each annual meeting of our stockholders.

To assist it in carrying out its duties, the board of directors has delegated certain authority to the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee as the functions of each are described below.

Audit Committee

Messrs. SoRelle and Kaushal and Ms. Thompson serve on the Audit Committee, which is chaired by Mr. Kaushal. The committee’s primary duties are to:

•        review and discuss with management and our independent auditor our annual and quarterly financial statements and related disclosures, including disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the results of the independent auditor’s audit or review, as the case may be;

•        review our financial reporting processes and internal control over financial reporting systems and the performance, generally, of our internal audit function;

•        oversee the audit and other services of our independent registered public accounting firm and be directly responsible for the appointment, independence, qualifications, compensation and oversight of the independent registered public accounting firm, which reports directly to the Audit Committee;

•        provide an open means of communication among our independent registered public accounting firm, management, our internal auditing function and our Board;

•        review any disagreements between our management and the independent registered public accounting firm regarding our financial reporting;

•        prepare the Audit Committee report for inclusion in our proxy statement for our annual stockholder meetings;

•        establish procedures for complaints received regarding our accounting, internal accounting control and auditing matters; and

•        approve all audit and permissible non-audit services conducted by our independent registered public accounting firm.

All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the Nasdaq listing rules. Our Board of Directors has determined that Mr. Kaushal qualifies as an “audit committee financial expert” within the meaning of applicable SEC regulations. In making this determination, our Board of Directors considered the nature and scope of experience that Mr. Kaushal has previously had with public reporting companies. Our Board of Directors has determined that all of the directors that are members of our audit committee satisfy the relevant independence requirements for service on the Audit Committee set forth in the rules of the SEC and the Nasdaq listing rules. Both our independent registered public accounting firm and management will periodically meet privately with our Audit Committee.

A copy of the Audit Committee’s written charter is publicly available on our website at www.synergychc.com.

Compensation Committee

Messrs. SoRelle and Kaushal and Ms. Thompson serve on the Compensation Committee, which is chaired by Mr. Kaushal. The committee’s primary duties are to:

•        approve corporate goals and objectives relevant to chief executive officer compensation and evaluate performance in light of those goals and objectives;

•        determine and approve executive officer compensation, including base salary and incentive awards;

•        make recommendations to the Board regarding compensation plans; and

•        administer our stock plan.

Our Compensation Committee determines and approves all elements of executive officer compensation. It also provides recommendations to the Board with respect to non-employee director compensation. The Compensation Committee may not delegate its authority to any other person, other than to a subcommittee.

Our Board of Directors has determined that each member of the Compensation Committee is “independent” as defined in the applicable Nasdaq rules. Each member of our Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.

Nominating and Corporate Governance Committee

Messrs. SoRelle and Kaushal and Ms. Thompson serve on the Nominating and Corporate Governance Committee, which is chaired by Mr. SoRelle. The committee’s primary duties are to:

•        consider director nominees recommended by stockholders and recommend nominees for election as directors;

•        oversee the evaluation of the Board;

•        review our Board’s committee structure and composition and make recommendations; and

•        develop, recommend and oversee our corporate governance principles, including our Code of Business Ethics and Conduct.

A copy of the Nominating and Corporate Governance Committee’s written charter is publicly available on our website at www.synergychc.com.

Code of Business Ethics and Conduct

We have adopted a written code of business ethics and conduct that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code will be posted on the investor relations section of our website, which is located at www.synergychc.com. If we make any substantive amendments to, or grant any waivers from, the code of business ethics and conduct for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K.

Policies and Practices for Granting Certain Equity Awards

Our policies and practices regarding the granting of equity awards are carefully designed to ensure compliance with applicable securities laws and to maintain the integrity of our executive compensation program. The Compensation Committee is responsible for the timing and terms of equity awards to executives and other eligible employees.

The timing of equity award grants is determined with consideration to a variety of factors, including but not limited to, the achievement of pre-established performance targets, market conditions and internal milestones. The Company does not follow a predetermined schedule for the granting of equity awards; instead, each grant is considered on a case-by-case basis to align with the Company’s strategic objectives and to ensure the competitiveness of our compensation packages.

In determining the timing and terms of an equity award, the Board or the Compensation Committee may consider material nonpublic information to ensure that such grants are made in compliance with applicable laws and regulations. The Board’s or the Compensation Committee’s procedures to prevent the improper use of material nonpublic information in connection with the granting of equity awards include oversight by legal counsel and, where appropriate, delaying the grant of equity awards until the public disclosure of such material nonpublic information.

The Company is committed to maintaining transparency in its executive compensation practices and to making equity awards in a manner that is not influenced by the timing of the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. The Company regularly reviews its policies and practices related to equity awards to ensure they meet the evolving standards of corporate governance and continue to serve the best interests of the Company and its stockholders.

Director Attendance at Annual Meetings of Stockholders

Directors are encouraged, but not required, to attend our annual meetings of stockholders. All of our directors attended our annual meeting of stockholders in 2025.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is or has ever been an officer or employee of the Company. No executive officer of the Company serves as a member of the Board or compensation committee of any other entity that has one or more executive officers serving as a member of the Board or our compensation committee.

Board Leadership Structure and Role in Risk Oversight

The board of directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The primary responsibility of our board of directors is to oversee the management of our company and, in doing so, serve the best interests of the Company and our stockholders. The board of directors selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies and evaluates significant policies and proposed major commitments of corporate resources. Our board of directors also participates in decisions that have a potential major economic impact on the Company. Management keeps the directors informed of company activity through regular communication, including written reports and presentations at board of directors and committee meetings.

Although we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined, we have traditionally determined that it is in the best interest of the Company and its stockholders to combine these roles. Due to the small size of the Company, we believe it is currently most effective to have the Chairman and Chief Executive Officer positions combined.

The Company currently has five directors, including Mr. Ross, its Chairman, who also serves as the Company’s Chief Executive Officer. The Chairman and the board of directors are actively involved in the oversight of the Company’s day to day activities.

Oversight of Cybersecurity Risks

We face a number of risks, including cybersecurity risks and those other risks described under the section titled “Risk Factors” included in our Annual Report on Form 10-K filed with the SEC on April 1, 2026. We have an Information Technology “IT” professional who oversees our information security policies and procedures. Our IT department maintains a cyber incident reporting and response process and provides management notifications based on the seriousness of any incident. Our information security policies and procedures are required to be reviewed on a regular basis. We believe this division of responsibilities is the most effective approach for addressing our cybersecurity risks and that our Board leadership structure supports this approach.

Employee, Officer and Director Hedging; Insider Trading; 10b5-1 Plans and Pledging

We do not have formal stock ownership guidelines for our executive officers, because the compensation committee is satisfied that stock and option holdings among our executive officers provide motivation and align this group’s interests with those of our stockholders.

Our insider trading policy prohibits our Board members, officers, employees and consultants from engaging in (a) transactions involving options on our securities, such as puts, calls and other derivative securities, whether on an exchange or in any other market, and (b) hedging transactions, such as collars and forward sale contracts.

We have authorized our executive officers to enter into trading plans established according to Rule 10b5-1 under the Exchange Act with an independent broker-dealer (“broker”). As of the record date, one of our directors had a trading plan in effect. These plans may include specific instructions for the broker to exercise vested options and sell our common stock on behalf of the executive officer or director at certain dates, if our stock price is above a specified level or both. Under these plans, the executive officer or director no longer has control over the decision to exercise and sell the securities in the plan, unless he or she amends or terminates the trading plan during a trading window. Plan modifications are subject to applicable cooling-off periods. The purpose of these plans is to enable executive officers to recognize the value of their compensation and diversify their holdings of our stock during periods in which the executive officer or director would be unable to sell our common stock because material information about us had not been publicly released.

Our insider trading policy prohibits our Board members, officers, employees and consultants from purchasing Company securities on margin, borrowing against Company securities held in a margin account, or pledging Company securities as collateral for a loan. However, in extraordinary situations where a person wishes to pledge Company securities as collateral for a loan (other than a margin loan) and can clearly demonstrate the financial capacity to repay the loan without resort to the pledged Company securities, an exception may be granted.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers, directors and any persons who own more than 10% of our Common Stock to file reports of ownership of, and transactions in, our Common Stock with the SEC and furnish copies of such reports to us. Based solely on our reviews of the copies of such forms and amendments thereto furnished to us and on written representations from officers, directors, and any other person whom we understand owns more than 10% of our Common Stock, we found that during 2025, all Section 16(a) filings were made with the SEC on a timely basis except that three Forms 4 covering 116 transactions were filed late for Mr. Ross.

Stockholder Communications to our Board of Directors

Generally, stockholders who have questions or concerns should contact our Investor Relations department at snyr@gateway-grp.com. However, any stockholders who wish to address questions regarding our business directly with the board of directors, or any individual director, should direct his or her questions in writing to Synergy CHC Corp., at 770 Roosevelt Trail STE 8 #1016, N. Windham, Maine 04062, Attn: Corporate Secretary or by using the “Contact” page of our website www.investors.synergychc.com/contact-ir. Communications will be distributed to the board of directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the board of directors may be excluded, such as:

•        junk mail and mass mailings;

•        resumes and other forms of job inquiries;

•        surveys; and

•        solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

Executive Officers

The following table sets forth certain information as of April 24, 2026, regarding our executive officers. Information regarding our Chief Executive Officer, Jack Ross, and our President, Alfred Baumeler, can be found under the caption “The Board of Directors” above.

Name	Age	Position
Jaime Fickett	47	Chief Financial Officer

Jaime Fickett has served as our Chief Financial Officer since December 2024. Previously, Ms. Fickett served as our Senior Vice President of Finance and Operations since January 2015. From August 2006 to January 2015, Ms. Fickett served as Chief Financial Officer of Factor Nutrition Labs, LLC, a company that developed dietary supplements. From 1999 to 2006, Ms. Fickett was employed in the public accounting sector as an auditor. Ms. Fickett earned a Bachelor of Science in Accounting from the University of Maine. Ms. Fickett earned her Master of Science in Accounting from Southern New Hampshire University.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

This section describes the material elements of compensation awarded to, earned by or paid to each of our named executive officers. Our Compensation Committee will review and approve the compensation of our executive officers and oversee our executive compensation programs and initiatives.

Summary Compensation Table

Fiscal Year 2025 and 2024 Summary Compensation Table

The following Fiscal Year 2025 and 2024 Summary Compensation Table contains information regarding compensation for 2025 and 2024 that we paid to Mr. Ross and our two other most highly compensated executive officers as of December 31, 2025.

Name and Principal Position	Year	Salary ($)		Bonus ($)	All other compensation ($)		Total ($)
Jack Ross	2025	995,000	(2)	—	141,282	(3)	1,136,282
Chief Executive Officer and Chairman(1)	2024	1,321	(2)	—	—		1,321
Alfred Baumeler	2025	349,993		—	45,380	(4)	395,373
President	2024	349,993		—	48,740	(4)	398,733
Jaime Fickett	2025	379,493		—	14,352	(5)	393,845
Chief Financial Officer	2024	379,493		—	13,737	(5)	393,230

____________

(1)      Mr. Ross serves as our Chief Executive Officer and Chairman, and is not an employee of the Company.

(2)      Consists of amounts paid to Kenek Brands Inc., a related party.

(3)      Consists of a vehicle allowance of $52,500, a health insurance allowance of $31,062 and $57,720 for office space rent.

(4)      Consists of a vehicle allowance of $600 per month, a retirement allowance of $7,500 and a health insurance allowance of $30,680 and $34,040, for 2025 and 2024, respectively.

(5)      Consists of a health insurance allowance of $14,352 and $13,737 for 2025 and 2024, respectively.

Consulting Agreement

The following discussion relates to compensation arrangements on behalf of, and compensation paid by us to an entity controlled by Mr. Ross. We do not have an employment agreement with Mr. Baumeler or Ms. Fickett.

We are party to a Sales and Marketing Consultant and Distribution Agreement dated April 2, 2014 (the “Consulting Agreement”) with Kenek Brands Inc. (“Kenek”). Mr. Ross is the owner of Kenek and its sole officer and director. Pursuant to the Consulting Agreement, Kenek has been retained to serve as a consultant and advisor to us, including developing, expanding and managing sales, marketing and distribution and aiding in strategic direction of our sales and planning. As compensation for Kenek’s services, we pay Kenek $9,000 per month plus a 2% commission on all product sales on products that Kenek or its agents or brokers introduce to us. In addition, on April 2, 2014, we granted Kenek fully-vested options to purchase 84,034 shares of our common stock at an exercise price of $2.98 per share, which have expired. We have also agreed to reimburse Kenek for all out-of-pocket expenses incurred to perform the duties set out in the Consulting Agreement, including travel, meals and lodging. The Consulting Agreement had an initial period of one year and automatically renews for successive one-year periods unless terminated by either party upon 90 days’ prior written notice. For two years following termination, we have agreed to pay to Kenek a 1% commission on all product sales on products that Kenek or its agents or brokers introduced to us. See “Certain Relationships and Related Party Transactions” for additional information.

Outstanding Equity Awards at Fiscal Year-End

The following table lists all of the outstanding equity awards held on December 31, 2025 by each of the Company’s named executive officers.

Name	Option Awards					Stock Awards
	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Jack Ross	—	750,000	—	2.38	9/15/2030	—	—	—	—
Alfred Baumeler	—	150,000	—	2.38	9/15/2030	—	—	—	—
Jaime Fickett	—	150,000	—	2.38	9/15/2030	—	—	—	—

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing information about the relationship between executive compensation actually paid to our principal executive officer (“PEO”) and the other named executive officers (“NEOs”), as calculated in accordance with Item 402(v) of Regulation S-K, and certain financial performance measures.

Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net (Loss) Income
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2025	$1,136,282	$1,136,282	$394,609	$394,609	$0	$(12,341,208)
2024	$1,321	$1,321	$328,293	$328,293	$0	$2,124,976
2023	$520,000	$520,000	$396,087	$396,087	$0	$6,338,750

____________

(1)      The amounts reported in column (b) are the amounts of total compensation reported for Jack Ross for 2025, 2024 and 2023.

(2)      Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below).

(3)      The amounts reported in column (d) represent the average of the amounts reported for our Non-PEO NEOs as a group in the “Total” column of the SCT in each applicable year. The Non-PEO NEOs for 2025 were Alfred Baumeler and Jaime Fickett, for 2024 were Alfred Baumeler, Jaime Fickett and Stacy Bieber, and for 2023 were Alfred Baumeler and Jaime Fickett.

In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments made to derive compensation actually paid to our PEO and non-PEO NEOs are contained in the following table:
	PEO			Non-PEO NEOs
	2025	2024	2023	2025	2024	2023
Total Compensation	$1,136,282	$1,321	$520,000	$394,609	$328,293	$396,087
Equity Adjustments:
Less FV of CY RS	—	—	—	—	—	—
Less FV of CY Options	—	—	—	—	—	—
Add YE FV of unvested RS	—	—	—	—	—	—
Add YE FV of unvested Options	—	—	—	—	—	—
Change in FV of PY unvested RS	—	—	—	—	—	—
Change in FV of PY unvested Options	—	—	—	—	—	—
Add CY Vested RS	—	—	—	—	—	—
Add CY Vested Options	—	—	—	—	—	—
Add PY Vested RS	—	—	—	—	—	—
Add PY Vested Options	—	—	—	—	—	—
Actual Compensation	$1,136,282	$1,321	$520,000	$394,609	$328,293	$396,087

Description of the Relationship Between Compensation Actually Paid and Selected Performance Metric

The compensation for our PEO and NEOs includes salary, non-equity incentives and stock and option awards. The equity incentive programs we have in place are intended to build stockholder value by tying the interests of our executive officers to the success of the Company as “owners” of our business, and to drive alignment on the effective and efficient use of available cash.

Compensation Actually Paid and Cumulative TSR

The compensation actually paid to our PEO, as computed in accordance with the requirements of Item 402(v) of Regulation S-K, was $1,136,282, $1,321 and $520,000 for 2025, 2024 and 2023, respectively. The average amount of compensation actually paid to the NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K, was $394,609, $328,293 and $396,087 for 2025, 2024 and 2023, respectively. The TSR of the Company, assuming an initial fixed $100 investment and computed in accordance with the requirements of Item 402(v) of Regulation S-K, was $0, or 0%, $0, or (0%), and $0, or 0%, for 2024-2025, 2023-2024 and 2022-2023, respectively. Company TSR is calculated by dividing the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

Compensation Actually Paid and Net Income

The compensation actually paid to our PEO, as computed in accordance with the requirements of Item 402(v) of Regulation S-K, was $1,136,282, $1,321 and $520,000 for 2025, 2024 and 2023, respectively. The average amount of compensation actually paid to the NEOs, as computed in accordance with Item 402(v) of Regulation S-K, was $394,609, $328,293 and $396,087 for 2025, 2024 and 2023, respectively. The Company’s net (loss) income, as computed in accordance with Item 402(v) of Regulation S-K and reflected in the Company’s audited financial statements for the applicable fiscal year, was $(12.3) million, $2.1 million and $6.3 million for 2025, 2024 and 2023, respectively.

Fiscal Year 2025 Director Compensation

The following table sets forth information regarding compensation earned during the fiscal year ended December 31, 2025 by each of our non-employee directors who served as a director of the Company during that time, which consists of cash retainers and restricted stock unit grants. Mr. Ross and Mr. Baumeler did not receive any compensation for their service as a director for the year ended December 31, 2025. All compensation paid to Mr. Ross and Mr. Baumeler is set forth above under “— Fiscal Year 2025 and 2024 Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
J. Paul SoRelle	25,000	25,000	—	50,000
Nitin Kaushal	75,000	125,000	—	200,000
Teresa Thompson(2)	6,918	6,918	—	13,836

____________

(1)      The amounts reported in this column represent the aggregate grant date fair value of restricted stock units awarded computed in accordance with FASB ASC Topic 718.

(2)      This director was appointed to the Board on September 22, 2025.

Director Compensation

On December 5, 2024, our Board approved a Non-Executive Director Compensation Policy (the “Director Compensation Policy”). Under the Director Compensation Policy, we pay non-employee directors a cash retainer for service on our Board and for service on each committee of which the director is a member. The chairperson of each committee receives a higher retainer for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each calendar quarter, provided that the amount of such payment will be prorated for any portion of such quarter that a director is not serving on our Board.

The following table describes our current non-employee director compensation program, which consists of annual cash retainers payable in arrears in four equal quarterly installments on the last day of each calendar quarter:

Term	Compensation
Annual Board Cash Retainer	$25,000
Additional Retainers for Committee Chairs
• Audit	$50,000
• Compensation	$—
• Nominating and Corporate Governance	$—
Additional Retainers for Committee Members
• Audit	$—
• Compensation	$—
• Nominating and Corporate Governance	$—
Annual Equity Award (non-employee directors)	$25,000	(1)
Additional Equity Award for Committee Chairs
• Audit	$100,000	(1)
• Compensation	$—
• Nominating and Corporate Governance	$—

____________

(1)      Award made under the 2024 Plan in the form of RSUs.

We reimburse non-employee directors for reasonable travel and other expenses incurred in connection with attending meetings of our Board and any committee of our Board on which they serve and other business related to the Board. We also reimburse non-employee directors for reasonable travel and other expenses authorized by the Board or a committee of the Board that are incurred in connection with attendance at various conferences or meetings with our management, in accordance with our travel policy.

Clawback Policy

We adopted an executive officer incentive compensation clawback policy that may be applied in the event of a material financial restatement. This policy supersedes terms stated in prior executive employment or compensation agreements. Specifically, in the event of an accounting restatement, we must recover, reasonably promptly, erroneously awarded compensation in amounts determined pursuant to the policy. Compensation that may be recoverable under the policy includes cash or equity-based compensation for which the grant, payment or vesting (or any portion thereof) is or was predicated upon the achievement of specified financial results that are impacted by the material financial restatement, and the amount of compensation that may be impacted by the clawback policy is the difference between the amount paid or granted, and the amount that should have been paid or granted, if calculated on the updated financials. Recovery under the policy with respect to an executive officer will not require the finding of any misconduct by such executive officer or such executive officer being found responsible for the accounting error leading to an accounting restatement. Our Clawback Policy was filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information

The Company adopted the 2024 Equity Incentive Plan (the “2024 Plan”) on June 26, 2024, following the approval of the Board of Directors, and most recently amended by the Board on July 25, 2024 (approved by stockholders on June 18, 2025). As amended, the Board authorized up to an aggregate of 2,252,102 shares of common stock as the maximum number of shares available for issuance, which does not include shares related to acquisitions. As of December 31, 2025, 1,200,000 stock options are outstanding under the 2024 Plan.

The following table reflects compensation plans pursuant to which we are authorized to issue options and restricted stock units, including the number of shares issuable under outstanding options and rights issued under the plans and the number of shares remaining available for issuance under the plans as of December 31, 2025.

Plan category	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, vesting of restricted stock units and other rights	Weighted- average exercise price of outstanding options(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
2024 Plan
Equity compensation plans approved by shareholders(2)	1,200,000	$2.38	1,052,102
Equity compensation plans not approved by shareholders	—	—	—
Total	1,200,000	$2.38	1,052,102

____________

(1)      The weighted average exercise price calculation does not take into account any restricted stock units or performance shares.

(2)      The 2024 Plan was most recently approved by stockholders in June 2025.

REPORT OF AUDIT COMMITTEE

The audit committee has reviewed and discussed with management our audited consolidated financial statements and “Management’s Report on Internal Control over Financial Reporting” in Item 9A included in the Annual Report.

The audit committee also discussed with RBSM the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The audit committee received the written disclosures and the letter from RBSM required by applicable requirements of the PCAOB regarding RBSM’s communication with the audit committee concerning independence and has discussed with RBSM their independence.

Based upon the review and discussions described above, the audit committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report for filing with the SEC. We have selected RBSM as our independent registered public accounting firm for the year ending December 31, 2026 and have approved submitting the selection of the independent registered public accounting firm for ratification by the stockholders.

Members of the Synergy CHC Corp. Audit Committee
Nitin Kaushal (Chair)
J. Paul SoRelle
Teresa Thompson

The material in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” with the SEC. This Audit Committee Report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent we specifically incorporate it by reference into such filing.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Certain Relationships and Related Person Transactions

SEC regulations define the related person transactions that require disclosure to include any transaction, arrangement or relationship in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years in which we were or are to be a participant and in which a related person had or will have a direct or indirect material interest. A related person is: (i) an executive officer, director or director nominee of the Company, (ii) a beneficial owner of more than 5% of our common stock, (iii) an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock, or (iv) any entity that is owned or controlled by any of the foregoing persons or in which any of the foregoing persons has a substantial ownership interest or control. Described below are certain transactions or relationships between us and certain related persons.

On April 2, 2014, we entered into a Sales and Marketing Consultant and Distribution Agreement with Kenek Brands, Inc. (“Kenek”), a company owned by Jack Ross, our Chief Executive Officer. Mr. Ross serves as our Chief Executive Officer and is not an employee of the Company. For the years ended December 31, 2025, and 2024 we expensed consulting fees of $995,000 and $1,321, respectively. We advanced $396,683 as prepaid consulting fees during the year ended December 31, 2024 and applied $328,003 of that advance to a short-term loan during the year ended December 31, 2024. The prepaid balance as of December 31, 2025 and December 31, 2024 was $110,803 and $296,891, respectively. During 2025, we were advanced $235,000 and during 2024, we were advanced $3,175,000 and $514,500 Canadian Dollars (US Dollars $342,201) in the form of a short-term note. The balance owed as of December 31, 2025 and December 31, 2024 was $100,000 and $0, respectively. During 2025, we paid $52,500 for a vehicle allowance and $31,062 for insurance reimbursement. During 2025, we paid $57,720 as rent for 2025 for office and meeting space in the United States.

We paid rent to Gowan Properties Inc., a related party 100% indirectly owned by Jack Ross, our Chief Executive Officer. During the year ended December 31, 2025, we expensed $261,724 Canadian Dollars ($187,389 US Dollars). During the year ended December 31, 2024, the related party waived the expense.

During the year ended December 31, 2024, we entered into transactions with BoomBod Ltd., a related party 100% indirectly owned by Jack Ross, our Chief Executive Officer. We paid for inventory and marketing expenses on BoomBod’s behalf, and charged BoomBod for reimbursement of the same. As of December 31, 2024 we were owed $4,375,059. The related party is out of business and does not have the ability to repay this loan. We evaluated the collectability of this loan as of December 31, 2025, deemed the loan uncollectable and recorded $4,403,804 as bad debt expense during 2025.

During June 2024, we entered into a Sixth Amended Agreement with Knight Therapeutics Inc., a shareholder, to modify prior agreements. This amendment consolidated outstanding loans and extended the maturity dates of the loans to March 31, 2026. We recognized interest expense of $623,355 and $1,545,675 during the years ended December 31, 2025 and 2024, respectively. During May and June 2025, we repaid the balance on this amended agreement.

On December 23, 2016, we entered into an agreement with Knight Therapeutics, Inc. for the distribution rights of FOCUS factor in Canada. Under this agreement, we are required to pay Knight Therapeutics a distribution fee equal to 30% of gross sales for sales achieved through a direct sales channel and 5% of gross sales for sales achieved through retail sales, subject to a minimum of $100,000 Canadian dollars. During the year ended December 31, 2025, we expensed $146,336 Canadian dollars (US Dollars $104,730), and during the year ended December 31, 2024, we expensed $123,584 Canadian dollars (US Dollars $90,229). As of December 31, 2025 and 2024, the total outstanding balance was $269,920 and $123,584 Canadian dollars, respectively. In US Dollars, the total outstanding balance was $196,934 and $85,891 as of December 31, 2025 and 2024, respectively.

On February 15, 2016, Nomad Choice Pty Ltd entered into agreements with Knight Therapeutics, Inc. for the distribution rights of Flat Tummy in Canada and with Knight Therapeutics International S.A. (formerly Knight Therapeutics (Barbados) Inc.) for the distribution rights of Flat Tummy in Israel, Romania, Russia and Sub-Saharan Africa. In conjunction with these agreements, for sales in Canada, we are required to pay Knight Therapeutics a distribution fee equal to 60% of gross sales. For sales in Israel, Romania, Russia and Sub-Saharan Africa, we are

required to pay Knight Therapeutics International S.A. a distribution fee equal to 60% of gross sales. We expensed royalties under the agreements of $11,869 and $51,428 for the years ended December 31, 2025 and 2024, respectively, related to Flat Tummy. At December 31, 2025 and 2024, we owed $578 and $2,753, respectively, in connection with the royalty distribution agreements.

Review, Approval or Ratification of Transactions with Related Persons

Pursuant to the written charter of our Audit Committee, the Audit Committee is responsible for reviewing and approving all transactions both in which (i) we are a participant and (ii) any parties related to us, including our executive officers, our directors, beneficial owners of more than 5% of our securities, immediate family members of the foregoing persons and any other persons whom our board of directors determines may be considered related parties under Item 404 of Regulation S-K, has or will have a direct or indirect material interest. All the transactions described in this section occurred prior to the adoption of the Audit Committee’s charter.

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees

The directors of the Company are elected annually and hold office for the ensuing year until the next annual meeting of stockholders and until their successors have been duly elected and qualified. The directors are elected by a plurality of the votes cast by stockholders. The Company’s Bylaws state that the number of directors constituting the entire board may be determined by action of the directors. The number of directors currently fixed by the board is five.

The board of directors nominated Jack Ross, Alfred Baumeler, J. Paul SoRelle, Nitin Kaushal and Teresa Thompson for election at the Annual Meeting. If elected, they will serve on our board of directors until the 2027 annual meeting of stockholders and until their respective successors have been elected and qualified.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Jack Ross, Alfred Baumeler, J. Paul SoRelle, Nitin Kaushal and Teresa Thompson. All of the nominees have indicated their willingness to serve if elected, but if any should become unable or unwilling to stand for election, the shares represented by the enclosed proxy will be voted for the election of such other person as the board of directors may recommend in that nominee’s place. No nominations for directors were received from stockholders and no other candidates are eligible for election as directors at the Annual Meeting.

Required Vote

Each director nominee must be elected by a plurality of shares cast, in person or by proxy, at the Annual Meeting and entitled to vote on the election of directors.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” EACH NOMINEE UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THEIR PROXY.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed RBSM LLP (“RBSM”) as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2026. The board of directors proposes that the stockholders ratify this appointment. RBSM audited our financial statements for the fiscal year ended December 31, 2025. We expect that representatives of RBSM will be present at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

In deciding to appoint RBSM, the Audit Committee reviewed auditor independence issues and existing commercial relationships with RBSM and concluded that RBSM has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2026.

RBSM has audited our financial statements since 2014.

Independent Registered Public Accounting Firm Services and Fees

The following table sets forth fees billed to us by our independent registered public accounting firm, RBSM, for the years ended December 31, 2025 and 2024 for (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements, (ii) services rendered that are reasonably related to the performance of the audit or review of our financial statements that are not reported as Audit Fees, (iii) services rendered in connection with tax preparation, compliance, advice and assistance and (iv) other services.

	2025	2024
Audit Fees	$242,000	$145,000
Audit-Related Fees	75,000	140,000
Tax Fees	20,000	15,000
Other Fees	0	0
Total Fees	$337,000	$300,000

Policy on Audit Committee Preapproval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

Our policy is to pre-approve all audit and permissible non-audit services performed by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services, as follows:

•        Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

•        Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

•        Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

•        Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from the independent auditor.

We obtain an engagement letter for all audit and tax services. The Board pre-approves the services performed by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

In the event the stockholders do not ratify the appointment of RBSM as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

Vote Required

The affirmative vote of a majority of the shares cast affirmatively or negatively is required to ratify the appointment of the independent registered public accounting firm.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS, UPON THE RECOMMENDATION OF THE AUDIT COMMITTEE, RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF RBSM LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THEIR PROXY.

PROPOSAL 3 — Amendment to the 2024 Plan to Increase the Number of
Shares of Common Stock Authorized for Issuance under the 2024 Plan AND TO PERMIT REPRICINGS OF OUTSTANDING AWARDS

At the Annual Meeting, stockholders will be asked to approve an amendment to our 2024 Equity Incentive Plan (the “2024 Plan”), which amendment was approved by the Board of Directors on April 17, 2026, effective upon approval by our stockholders at the Annual Meeting. If this proposal is approved, (i) the number of shares available for grant of awards under the 2024 Plan will be increased to 150,000,000 shares of Common Stock and (ii) the plan administrator will be permitted to reprice outstanding Awards, including by reducing the purchase price or exercise price of an outstanding Award or cancelling an Award in exchange for cash or another Award, in each case without further stockholder approval, as described below. A copy of the amendment to the 2024 Plan is attached hereto as Appendix A and is incorporated by reference into this proxy statement.

As of April 24, 2026, a total of 1,052,102 shares of Common Stock remain available for issuance under the 2024 Plan.

The 2024 Plan was adopted and approved by our Board of Directors and stockholders in 2024, and further amended in 2025 with approval by our Board of Directors and stockholders. By its terms, the 2024 Plan may be amended by the Board of Directors provided that any amendment that the Board of Directors determines requires stockholder approval is subject to receiving such stockholder approval. Because we are listed on Nasdaq, stockholder approval is required to materially amend an equity compensation plan, and this Proposal 3 includes amendments to increase the share reserve and to permit repricings of outstanding Awards. In addition, stockholder approval is required in order to ensure (i) favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) continued eligibility to receive a federal income tax deduction for certain compensation paid under our Plan by complying with Section 162(m) of the Code.

Generally, shares of common stock reserved for awards under the 2024 Incentive Plan that lapse or are canceled will be added back to the share reserve available for future awards. However, shares of common stock tendered in payment for an award or shares of common stock withheld for taxes will not be available again for grant.

Our Board of Directors, the Compensation Committee and management all believe that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve strong performance in the future. The 2024 Plan will maintain and enhance the key policies and practices adopted by our management and Board of Directors to align employee and stockholder interests. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We believe that the increase in the number of shares available for issuance under our 2024 Plan is essential to permit our management to continue to provide long-term, equity-based incentives to present and future key employees, consultants and directors.

If this Proposal 3 is approved, the 2024 Plan will expressly permit the plan administrator to modify the purchase price or exercise price of outstanding awards, and to cancel awards in exchange for cash or another award, without further stockholder approval. The Board believes this flexibility may be helpful in certain market conditions to maintain the retentive and incentive value of equity awards and to support employee retention and motivation. The plan administrator will retain discretion as to whether to conduct any repricing and, if so, the terms and scope of any such repricing. We may from time to time evaluate repricing of outstanding awards. Any repricing could increase compensation expense and may be viewed negatively by certain stockholders or proxy advisory firms, and it could reduce the alignment between award holders and stockholders to the extent it mitigates the effect of stock price declines.

For the reasons described above, our Board of Directors believes approval of the amendment to increase the aggregate number of shares available for issuance under the 2024 Plan and to permit repricings of outstanding awards is in our best interests and those of our stockholders and recommends a vote “FOR” the approval of the amendment to the 2024 Plan.

The material terms of the 2024 Plan are summarized below. This summary of the 2024 Plan is not intended to be a complete description of the 2024 Plan. This summary is qualified in its entirety by the actual text of the 2024 Plan to which reference is made. A copy of the 2024 Plan is attached as Exhibits 10.4 and 10.5 to our 2025 Annual Report on Form 10-K.

Material Terms of the 2024 Plan

The 2024 Plan was adopted by the Board and stockholders on June 26, 2024 (the “Plan Effective Date”), and most recently amended by the Board on July 25, 2024 (approved by stockholders on June 18, 2025).

This section summarizes certain principal features of the 2024 Plan, which may be subject to change. The summary is qualified in its entirety by reference to the complete text of the 2024 Plan.

Awards

The 2024 Plan allows the Company to make equity and equity-based incentive awards to officers, employees, directors, consultants, and advisors. The Board anticipates that providing such persons with a direct stake in the Company will assure a closer alignment of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The 2024 Plan provides for the grant of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Performance Compensation Awards. No determination has been made as to the types or amounts of awards that will be granted to certain individuals pursuant to the 2024 Plan. All awards will be set forth in an award agreement which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations.

A brief description of each award type follows.

•        Non-Qualified Stock Options or “NQSO” means the right to purchase shares pursuant to terms and conditions that are not intended to be, or do not qualify as, an Incentive Stock Options;

•        Incentive Stock Options or “ISO” means the right to purchase shares pursuant terms and conditions that are intended to qualify as, and that satisfy the requirements applicable to, an incentive equity option within the meaning of Code Section 422 of the United States Internal Revenue Code of 1986, as amended;

•        Stock Appreciation Rights or “SAR” means a right, designated as an SAR, to receive the appreciation in the fair market value of shares;

•        Restricted Stock means an award of shares subject to vesting conditions;

•        Restricted Stock Units or “RSUs” shall mean a right to receive shares or cash upon vesting; and

•        Performance Compensation Awards means an award granted to a participant that entitles the participant to delivery of shares upon achievement of performance goals.

The Company has currently reserved two million two hundred fifty-two thousand one hundred two (2,252,102) shares of common stock for the issuance of awards under the 2024 Plan (the “Current Limit”). The Current Limit is subject to adjustment in the event of a reorganization, recapitalization, reclassification, stock split, stock dividend, reverse stock split or other similar change in the Company’s capitalization. The maximum aggregate number of shares of common stock that may be issued upon exercise of incentive stock options under the 2024 Plan shall not exceed the Current Limit, as adjusted. Shares underlying any awards under the 2024 Plan that are forfeited, cancelled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, satisfied without the issuance of stock or otherwise terminated (other than by exercise) will be added back to the shares available for issuance under the 2024 Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares that may be issued as incentive stock options.

The 2024 Plan will be administered by the compensation committee of the Board, the Board or such other similar committee pursuant to the terms of the 2024 Plan. The plan administrator, which initially will be the compensation committee of the Board, will have full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2024 Plan. The plan administrator may delegate to a committee consisting of one or more officers of the Company, including the Chief Executive Officer, the authority to make awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not members of the delegated committee, subject to certain limitations and guidelines.

Persons eligible to participate in the 2024 Plan will be officers, employees, non-employee directors, consultants, and advisors of the Company and its subsidiaries as selected from time to time by the plan administrator in its discretion. Approximately 30 individuals are eligible to participate in the 2024 Plan, which includes approximately 2 officers, 21 employees who are not officers, 3 non-employee directors, and 4 consultants/independent contractors.

The 2024 Plan permits the granting of both options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and options that do not so qualify. Options granted under the 2024 Plan will be non-qualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive awards under the 2024 Plan. The option exercise price of each option will be determined by the plan administrator but generally may not be less than 100% of the fair market value of the common stock on the date of grant or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of such share’s fair market value. The term of each option will be fixed by the plan administrator and may not exceed ten years from the date of grant. The plan administrator will determine at what time or times each option may be exercised, including the ability to accelerate the vesting of such options.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the plan administrator or by delivery (or attestation to the ownership) of common stock that is beneficially owned by the optionee free of restrictions or were purchased in the open market. Subject to applicable law, the exercise price may also be delivered by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the plan administrator may permit non-qualified options to be exercised using a “net exercise” arrangement that reduces the number of shares issued to the optionee by the largest whole number of shares with fair market value that does not exceed the aggregate exercise price.

The plan administrator may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to common stock, or cash, equal to the value of the appreciation in the Company’s stock price over the exercise price. The exercise price generally may not be less than 100% of the fair market value of the common stock on the date of grant. The term of each stock appreciation right will be fixed by the plan administrator and may not exceed ten years from the date of grant. The plan administrator will determine at what time or times each stock appreciation right may be exercised, including the ability to accelerate the vesting of such stock appreciation rights.

The plan administrator may award restricted shares of common stock and restricted stock units to participants subject to such conditions and restrictions as it may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. The plan administrator may also grant shares of common stock that are free from any restrictions under the 2024 Plan. Unrestricted stock may be granted to participants in recognition of past services or for other valid consideration and may be issued in lieu of cash compensation due to such participant. The plan administrator may grant dividend equivalent rights to participants that entitle the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares common stock.

The plan administrator may grant cash-based awards under the 2024 Plan to participants, subject to the achievement of certain performance goals, including continued employment with the Company. The 2024 Plan requires the plan administrator to make appropriate adjustments to the number of shares of common stock that are subject to the 2024 Plan, to certain limits in the 2024 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Except as set forth in a stock award agreement issued under the 2024 Plan, in the event of (i) a transfer of all or substantially all of the Company’s assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person, or (iii) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner directly or indirectly, of more than 50% of Company’s then outstanding capital stock, each outstanding stock award (vested or unvested) will be treated as the plan administrator determines, which may include (a) Company’s continuation of such outstanding stock awards (if Company is the surviving corporation); (b) the assumption of such outstanding stock awards by the surviving corporation or its parent; (c) the substitution by the surviving corporation or its parent of new stock options or other equity awards for such stock awards; (d) the cancellation of such stock awards in exchange for a payment to the participants equal to the excess of (1) the fair market value of the shares subject to such stock awards as of the closing date of such corporate transaction over (2) the exercise price or purchase price paid or to be paid

(if any) for the shares subject to the stock awards (which payment may be subject to the same conditions that apply to the consideration that will be paid to holders of shares in connection with the transaction, subject to applicable law); or (e) the opportunity for participants to exercise the stock options prior to the occurrence of the corporate transaction and the termination (for no consideration) upon the consummation of such corporate transaction of any stock options not exercised prior thereto.

The 2024 Plan provides that a stock award may be subject to additional acceleration of vesting and exercisability upon or after a “Change in Control” (as defined in the 2024 Plan) as may be provided in the award agreement for such stock award or as may be provided in any other written agreement between the Company or any affiliate and the participant, but in the absence of such provision, no such acceleration will occur.

Participants in the 2024 Plan are responsible for the payment of any federal, state or local taxes that the Company or its subsidiaries are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The plan administrator may cause any tax withholding obligation of the Company or its subsidiaries to be satisfied, in whole or in part, by the applicable entity withholding from shares of common stock to be issued pursuant to award shares with an aggregate fair market value that would satisfy the withholding amount due. The plan administrator may also require any tax withholding obligation of the Company or its subsidiaries to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to the Company or its subsidiaries in an amount that would satisfy the withholding amount due.

The 2024 Plan generally does not allow for the transfer or assignment of awards, other than by will or by the laws of descent and distribution or pursuant to a domestic relations order; however, the plan administrator may permit the transfer of non-qualified stock options by gift to an immediate family member, to trusts for the benefit of family members, or to partnerships in which such family members are the only partners.

The plan administrator may amend or discontinue the 2024 Plan and the plan administrator may amend or cancel outstanding awards for purposes of satisfying changes in law or any other lawful purpose, but no such action may materially and adversely affect rights under an award without the holder’s consent. Certain amendments to the 2024 Plan will require the approval of the Company’s stockholders. If this Proposal 3 is approved, the 2024 Plan will permit “repricing” transactions, and the plan administrator may (i) modify the purchase price or exercise price of any outstanding award or (ii) cancel any award in exchange for cash or another award, in each case without further stockholder approval, as set forth in the amendment attached as Appendix A.

All stock awards granted under the 2024 Plan will be subject to recoupment in accordance with any clawback policy that Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in a stock award agreement as the Board determines necessary or appropriate. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

No awards may be granted under the 2024 Plan after the date that is ten years from the Plan Effective Date.

Required Vote

The affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting is required to approve the amendment to the 2024 Plan to increase the number of shares of Common Stock authorized for issuance under the 2024 Plan to 150,000,000 shares of Common Stock and to permit repricings of outstanding awards.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE AMENDMENT TO THE 2024 PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR THE GRANT OF AWARDS UNDER THE PLAN TO 150,000,000 SHARES OF COMMON STOCK AND TO PERMIT REPRICINGS OF OUTSTANDING AWARDS. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE AMENDMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 4 — APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULES 5635(b) AND 5635(d), OF THE FULL ISSUANCE OF SHARES OF COMMON STOCK ISSUABLE BY THE COMPANY UPON EXERCISE OF THE LENDER WARRANT

Stockholders of the Company are being asked to approve, for purposes of complying with Nasdaq Listing Rules 5635(b) and 5635(d), the full issuance of shares of common stock issuable by the Company upon exercise of the Lender Warrant.

Background and Overview

Lender Warrant

On March 24, 2026, the Company issued a Common Stock Purchase Warrant (the “Lender Warrant”) to Acme Credit Partners Fund I, LP (the “Holder”), in connection with, and as consideration for, the Company’s entry into a second amendment (the “Second Amendment”) to the Company’s term loan credit agreement, dated May 30, 2025, as previously amended (the “Credit Agreement”).

The Lender Warrant provides the Holder the right to purchase up to 3,000,000 shares of the Company’s common stock (the “Warrant Shares”) at an exercise price of $0.00001 per share. The Lender Warrant has a ten-year term and becomes exercisable upon the occurrence of a “Qualified Event of Default” (as defined in the Lender Warrant and the Credit Agreement). The Lender Warrant terminates upon the indefeasible payment in full of all secured obligations under the Credit Agreement and related loan documents.

The Lender Warrant contains an issuance limitation providing that, until stockholder approval is obtained as required by Nasdaq, the Company may not issue shares upon exercise of the Lender Warrant if, after giving effect to such issuance, the Holder and its affiliates would beneficially own more than 19.9% of the Company’s outstanding common stock (the “Beneficial Ownership Limitation”). The Company has covenanted to seek stockholder approval for issuances in excess of the Beneficial Ownership Limitation at the Annual Meeting, and to use reasonable best efforts to solicit such approval and to cause the Company’s board of directors to recommend approval.

The Lender Warrant also provides for a cashless (net) exercise feature following a Qualified Event of Default.

Why We Are Seeking Stockholder Approval of this Proposal

Our common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”), and as a result, we are subject to Nasdaq’s listing rules, including Nasdaq Listing Rule 5635.

Nasdaq Listing Rule 5635(d) requires stockholder approval prior to certain transactions other than public offerings that involve the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the Company’s outstanding common stock or voting power at a price that is less than the “Minimum Price” (as defined in the Nasdaq rules).

As of the record date for the meeting, we had 14,899,883 shares of common stock outstanding. The Lender Warrant is exercisable for up to 3,000,000 Warrant Shares, which represents approximately 20.1% of our outstanding common stock prior to any issuance of Warrant Shares. In addition, the exercise price of $0.00001 per share is below the Nasdaq “Minimum Price.” Accordingly, stockholder approval is required under Nasdaq Listing Rule 5635(d) in order for the Company to issue all of the Warrant Shares upon exercise of the Lender Warrant.

Nasdaq Listing Rule 5635(b) requires stockholder approval prior to an issuance of securities when the issuance or potential issuance will result in a “change of control” of the Company. For Nasdaq purposes, a change of control is generally deemed to occur when, as a result of the issuance, an investor or group would own, or have the right to acquire, 20% or more of the outstanding common stock or voting power and such ownership or voting power would be the Company’s largest ownership position.

Based on the Company’s current ownership information, Jack Ross is the Company’s largest stockholder and, as of the record date, beneficially owned 4,795,757 shares of common stock (approximately 32.2% of the outstanding shares). Assuming full exercise of the Lender Warrant and no other changes in ownership, Mr. Ross would continue to hold the Company’s largest ownership position (approximately 26.8% of the outstanding shares following such issuance), and the Holder would hold approximately 16.8% of the outstanding shares following such issuance. Nonetheless, because Nasdaq’s change of control analysis is based on the facts and circumstances at the time of issuance (including beneficial ownership and any group/affiliate considerations), we are also seeking stockholder approval under Nasdaq Listing Rule 5635(b) to the extent the issuance of Warrant Shares upon exercise of the Lender Warrant could be deemed to result in a change of control.

Accordingly, we are seeking stockholder approval pursuant to Nasdaq Listing Rule 5635(b) and 5635(d) to permit the Company to issue all shares of common stock that may become issuable upon the exercise of the Lender Warrant, without regard to the Beneficial Ownership Limitation.

Additional Information

This summary is intended to provide you with basic information concerning the Lender Warrant. The full text of the Lender Warrant was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 25, 2026.

Effect on Current Stockholders if this Proposal is Approved

Each additional share of common stock that would be issuable to the Holder upon exercise of the Lender Warrant would have the same rights and privileges as each share of our currently outstanding common stock. The issuance of shares of common stock to the Holder pursuant to the Lender Warrant will not affect the rights of the holders of our outstanding common stock, but will have a dilutive effect on existing stockholders, including with respect to voting power and economic ownership, and may result in a decline in our stock price or greater price volatility.

If this Proposal is approved, the Lender Warrant will be exercisable (subject to its other terms and conditions, including the requirement that there be a Qualified Event of Default) for up to an aggregate of 3,000,000 shares of common stock, and the Company will be permitted to issue Warrant Shares in excess of the Beneficial Ownership Limitation in accordance with the terms of the Lender Warrant.

Effect on Current Stockholders if this Proposal is Not Approved

The Company is not seeking the approval of its stockholders to authorize its entry into the Credit Agreement, the Second Amendment, or the Lender Warrant, as the Company has already entered into those documents and they remain binding obligations of the Company. The failure of the Company’s stockholders to approve this Proposal will not negate the existing terms of the Lender Warrant, which will remain outstanding.

If stockholders do not approve this proposal, the Company will not be permitted to issue shares of common stock upon exercise of the Lender Warrant to the extent such issuance would exceed the Beneficial Ownership Limitation. As a result, the Holder may be unable to exercise the Lender Warrant in full.

In addition, under the Amended Credit Agreement, the Company has covenanted that, at an annual or special meeting of stockholders that is promptly called and held no later than June 30, 2026, the Company will obtain the Stockholder Warrant Approval (as defined in the Lender Warrant). A failure to comply with this covenant could constitute an “Event of Default” under the Credit Agreement, in which case the collateral agent may (and at the request of the required lenders must) terminate commitments and/or declare the loans and other obligations immediately due and payable and exercise other remedies, including with respect to the collateral. There can be no assurance that the Company would be able to remedy any such default on a timely basis, if at all.

Required Vote

The affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting is required to approve, for purposes of complying with Nasdaq Listing Rules 5635(b) and 5635(d), the full issuance of shares of common stock issuable by the Company upon exercise of the Lender Warrant.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULES 5635(B) AND 5635(D), OF THE FULL ISSUANCE OF SHARES OF COMMON STOCK ISSUABLE BY THE COMPANY UPON EXERCISE OF THE LENDER WARRANT. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THEIR PROXY.

PROPOSAL 5 — APPROVAL OF ONE OR MORE REVERSE STOCK SPLITS (AGGREGATE RATIO
UP TO 1-FOR-200)

Overview

Our Board has determined that it is advisable and in the best interests of the Company and its stockholders, for us to amend our Articles of Incorporation (the “Reverse Stock Split Charter Amendment”) to authorize our Board (with delegated authority to our executive officers) to effect one or more reverse stock splits (each, a “Reverse Stock Split,” and collectively, the “Reverse Stock Splits”) of our issued and outstanding shares of Common Stock at one or more specific ratios to be determined by the Board (or its designees), provided that the aggregate ratio of all such Reverse Stock Splits does not exceed 1-for-200 (the “Maximum Split Ratio”), with the final ratio or ratios selected (in the aggregate) referred to as the “Approved Split Ratio.” A vote for this Proposal 5 will constitute approval of the Reverse Stock Splits that, once authorized by management and effected by filing one or more amendments and/or certificates of change, as applicable, with the Secretary of State of the State of Nevada, will combine a number of shares of our Common Stock, up to 200 shares of our Common Stock (in the aggregate), into one share of our Common Stock. If implemented, the Reverse Stock Splits will have the effect of decreasing the number of shares of our Common Stock issued and outstanding. As used herein, “management” includes our Board of Directors acting directly or through delegated authority to our Chief Executive Officer and Chief Financial Officer.

Accordingly, stockholders are asked to adopt and approve the Reverse Stock Split Charter Amendment, in substantially the form set forth in Appendix B of this Proxy Statement, to effect one or more Reverse Stock Splits as set forth in the Reverse Stock Split Charter Amendment, subject to management’s determination, in its sole discretion, whether or not to implement the Reverse Stock Splits, as well as the specific ratio or ratios, in the aggregate up to the Maximum Split Ratio, and provided that the Reverse Stock Splits must be effected on or prior to the one-year anniversary date of the Annual Meeting. The text of Appendix B remains subject to modification to include such changes as may be required by the Secretary of State of the State of Nevada and as management deems necessary or advisable to implement the Reverse Stock Splits. Appendix B is provided as a form of charter filing, and if the Board elects to effect more than one Reverse Stock Split, we expect to file a separate certificate of change and/or amendment, as applicable, for each Reverse Stock Split, each reflecting the applicable ratio and effective time.

If adopted and approved by the holders of our outstanding Common Stock, the Reverse Stock Splits would be applied at a ratio or ratios (in the aggregate), not to exceed the Maximum Split Ratio, determined by management prior to the one-year anniversary date of the Annual Meeting. The Company’s management team reserves the right to elect to abandon the Reverse Stock Splits if it determines, in its sole discretion, that the Reverse Stock Splits are no longer in the best interests of the Company and its stockholders.

Purpose and Rationale for the Reverse Stock Split

Avoid Delisting from Nasdaq.    Our Board believes that a Reverse Stock Split may be necessary to maintain our listing on The Nasdaq Capital Market and compliance with Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). Accordingly, the Board has approved resolutions proposing the Reverse Stock Split Charter Amendment to effect one or more Reverse Stock Splits and directed that it be submitted to our stockholders for adoption and approval at the Annual Meeting. Management and the Board have considered the potential harm to us and our stockholders should Nasdaq delist our Common Stock from trading. Delisting could adversely affect the liquidity of our Common Stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Stock on an OTC market. Many investors likely would not buy or sell our Common Stock due to difficulty in accessing OTC markets, policies preventing them from trading in securities not listed on a national exchange, or other reasons.

Other reasons.    The Board also believes that the increased market price of our Common Stock expected as a result of implementing a Reverse Stock Split could improve the marketability and liquidity of our Common Stock and may encourage interest and trading in our Common Stock. A Reverse Stock Split, if effected, could allow a broader range of institutions to invest in our Common Stock (namely, funds that are prohibited from buying stock whose price is below a certain threshold), potentially increasing the trading volume and liquidity of our Common Stock. The Reverse Stock Split could help increase analyst and broker interest in the Common Stock, as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

Our Board does not intend for this transaction to be the first step in a series of plans or proposals to effect a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Risks of the Proposed Reverse Stock Split

We cannot assure you that any Reverse Stock Split will increase the price of our Common Stock and have the desired effect of maintaining compliance with Nasdaq’s Bid Price Rule.

If one or more Reverse Stock Splits are implemented, our Board expects that the market price of our Common Stock will increase so that we are able to maintain compliance with the Bid Price Rule. However, the effect of a Reverse Stock Split upon the market price of our Common Stock cannot be predicted with any certainty. The history of similar reverse stock splits for companies in similar circumstances is varied. It is possible that (i) the per share price of our Common Stock after a Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the Reverse Stock Split, (ii) the market price per post-Reverse Stock Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, or (iii) the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if the Reverse Stock Splits are implemented, the market price of our Common Stock may decrease due to factors unrelated to the Reverse Stock Splits. In any case, the market price of our Common Stock will be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Splits are consummated and the trading price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Splits. Even if the market price per post-Reverse Stock Split share of our Common Stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum stockholders’ equity, minimum number of shares that must be in the public float and the minimum market value of the public float.

A decline in the market price of our Common Stock after a Reverse Stock Split is implemented may result in a greater percentage decline than would occur in the absence of a reverse stock split.

If a Reverse Stock Split is implemented and the market price of our Common Stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our Common Stock will, however, also be based upon our performance and other factors, which are unrelated to the number of shares of Common Stock outstanding.

A Reverse Stock Split may decrease the liquidity of our Common Stock.

The liquidity of our Common Stock may be harmed by a Reverse Stock Split given the reduced number of shares of Common Stock that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split.

Determination of the Ratios for the Reverse Stock Splits

If Proposal 5 is approved by stockholders and management determines that it is in the best interests of the Company and its stockholders to move forward with a Reverse Stock Split, the ratio or ratios of the Reverse Stock Splits, in the aggregate not to exceed the Maximum Split Ratio, will be selected by management in its sole discretion. In determining which ratio or ratios to use, management will consider numerous factors, including the historical and projected performance of our Common Stock, the effect of the ratio or ratios on our compliance with other Nasdaq listing requirements, prevailing market conditions and general economic trends, and will place emphasis on the expected closing price of our Common Stock in the period following the effectiveness of the Reverse Stock Split. Management will also consider the impact of the ratio on investor interest. The purpose of selecting a maximum is to give management the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. Based on the number of shares of Common Stock issued and outstanding as of the date of this Proxy Statement, after completion of the Reverse Stock Split, we will have approximately 75,000 shares of Common Stock outstanding if the Maximum Split Ratio is chosen by management.

Principal Effects of the Reverse Stock Splits

After the effective date of any Reverse Stock Split, each stockholder will own a reduced number of shares of Common Stock. The proposed Reverse Stock Split will affect all stockholders uniformly. The proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the proposed Reverse Stock Split. For example, a holder of 2% of the voting power of the outstanding shares of our Common Stock immediately prior to any Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of our Common Stock immediately after such Reverse Stock Split.

The following table contains the approximate number of issued and outstanding shares of Common Stock, and the estimated per share trading price following a 1-for-200 Reverse Stock Split, without giving effect to the issuance of any derivative securities and without giving effect to any increase resulting from the rounding up of fractional shares, as of April 24, 2026.

After Maximum Reverse Stock Split Ratio

	Current	1-for-200
Common Stock Authorized	300,000,000	300,000,000
Common Stock Issued	15,079,956	75,400
Common Stock Outstanding	14,899,883	74,500
Number of Shares of Common Stock Reserved for Issuance(1)	2,252,102	11,261
Number of Shares of Common Stock Authorized but Unissued and Unreserved	282,667,942	299,913,339
Price per share, based on the closing price of our Common Stock on the Record Date(2)	$0.40	$80.00

____________

(1)      Includes shares reserved for issuance under the Company’s 2024 Equity Incentive Plan (the “2024 Plan”), including shares underlying outstanding awards and shares remaining available for future grants. Does not give effect to any increase in the number of shares reserved for issuance pursuant to the amendment to the 2024 Plan contemplated in Proposal 3.

(2)      The price per share indicated reflects solely the application of the applicable reverse split ratio to the closing price of the Common Stock on the Record Date.

After the effective date of a Reverse Stock Split, our Common Stock would have a new CUSIP number, a number used to identify our Common Stock.

Our Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect the registration of our Common Stock under the Exchange Act. Our Common Stock would continue to be reported on Nasdaq under the symbol “SNYR”, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the Reverse Stock Split to indicate that the Reverse Stock Split had occurred.

Effect on Outstanding Derivative Securities

A Reverse Stock Split will require that proportionate adjustments be made to the conversion rate, the per share exercise price and the number of shares issuable upon the exercise or conversion of the following outstanding derivative securities issued by us, in accordance with the Approved Split Ratio (all figures are as of April 24, 2026, and are on a pre-Reverse Stock Split basis), including:

•        1,200,000 shares of Common Stock issuable upon the exercise of options outstanding at a weighted average exercise price of $2.38 per share;

•        1,052,102 shares of Common Stock reserved for future issuance pursuant to the 2024 Plan; and

•        156,000 shares of Common Stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $8.69 per share.

The adjustments to the above securities, as required by a Reverse Stock Split and in accordance with the Maximum Split Ratio, would result in approximately the same aggregate price being required to be paid under such securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split.

Effect on Equity Incentive Plans

As of April 24, 2026, we had 1,200,000 shares of Common Stock reserved for issuance pursuant to the exercise of outstanding options issued under our 2024 Plan. Pursuant to the terms of the 2024 Plan, the Board, or a designated committee thereof, as applicable, will adjust the number of shares of Common Stock underlying outstanding awards, the exercise price per share of outstanding stock options and other terms of outstanding awards issued pursuant to the 2024 Plan to equitably reflect the effects of any Reverse Stock Split. The number of shares subject to vesting under restricted stock awards and the number of shares issuable as contingent consideration as part of an acquisition by the Company will be similarly adjusted, subject to our treatment of fractional shares. Furthermore, the number of shares available for future grant under the 2024 Plan will be similarly adjusted.

Effective Date

The Reverse Stock Splits would become effective on the date(s) of filing of the Reverse Stock Split Charter Amendment (which may be effected through one or more Certificates of Change and/or amendments to our Articles of Incorporation, as applicable) with the Nevada Secretary of State, unless another effective date is set forth in the Reverse Stock Split Charter Amendment. On each such effective date, shares of Common Stock issued and outstanding and shares of Common Stock held in treasury, in each case, immediately prior thereto will be combined and reclassified, automatically and without any action on the part of our stockholders, into new shares of Common Stock in accordance with the Approved Split Ratio (or, if more than one Reverse Stock Split is effected, the applicable ratio for such Reverse Stock Split). If the proposed Reverse Stock Split Charter Amendment is not adopted and approved by our stockholders, the Reverse Stock Splits will not occur.

Treatment of Fractional Shares

No fractional shares of Common Stock will be issued as a result of any Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Approved Split Ratio will be rounded up to the next whole share.

Record and Beneficial Stockholders

If the Reverse Stock Splits are authorized by our stockholders and our Board elects to implement one or more Reverse Stock Splits, stockholders of record holding some or all of their shares of Common Stock electronically in book entry form under the direct registration system for securities will receive a transaction statement at their address of record indicating the number of shares of Common Stock they hold after the applicable Reverse Stock Split. Non-registered stockholders holding Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If the Reverse Stock Splits are authorized by the stockholders and our Board elects to implement one or more Reverse Stock Splits, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal, as soon as practicable after the effective date of the applicable Reverse Stock Split. Our transfer agent will act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for post-Reverse Stock Split shares in accordance with the procedures to be set forth in the letter of transmittal. Until surrender, each certificate representing shares before the applicable Reverse Stock Split would continue to be valid and would represent the adjusted number of whole shares based on the approved exchange ratio of the applicable Reverse Stock Split selected by the Board. No new post-Reverse Stock Split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-REVERSE STOCK SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of Common Stock would remain unchanged at $0.00001 per share after any Reverse Stock Split. As a result, on the effective date of each Reverse Stock Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced proportionally, based on the applicable Approved Split Ratio selected by the Board, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of Common Stock outstanding. The shares of Common Stock held in treasury, if any, will also be reduced proportionately based on the ratio selected by the Board. Retroactive restatement will be given to all share numbers in the financial statements, and accordingly all amounts including per share amounts will be shown on a post-split basis. We do not anticipate that any other accounting consequences would arise as a result of any Reverse Stock Split.

No Dissenter’s or Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the Nevada Revised Statutes with respect to any Reverse Stock Split. Under NRS 78.2055 and NRS 78.207, dissenters’ rights may be available in limited circumstances if a reverse stock split results in only money being paid or scrip being issued to certain stockholders in lieu of fractional shares and the applicable statutory conditions are satisfied. Because we do not intend to pay cash in lieu of fractional shares and instead intend to round up any fractional share interests to the next whole share as described above, we do not expect dissenters’ rights to be available in connection with the Reverse Stock Splits.

Material Federal U.S. Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material U.S. federal income tax consequences of a Reverse Stock Split to our stockholders. The summary is based on the Code, applicable U.S. Department of the Treasury regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service (the “IRS”) regarding the federal income tax consequences of a Reverse Stock Split. This discussion only addresses stockholders who hold Common Stock as capital assets. It does not purport to be complete and does not address stockholders subject to special tax treatment under the Code, including, without limitation, financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders who hold their pre-Reverse Stock Split shares as part of a straddle, hedge or conversion transaction, and stockholders who acquired their pre-Reverse Stock Split shares pursuant to the exercise of employee stock options or otherwise as compensation. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purpose) holding our Common Stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Splits to them. In addition, the following discussion does not address the tax consequences of a Reverse Stock Split under state, local and foreign tax laws. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as a Reverse Stock Split, whether or not they are in connection with a Reverse Stock Split.

We believe that because the Reverse Stock Splits are not part of a plan to increase periodically a stockholder’s proportionate interest in our assets or earnings and profits, the Reverse Stock Splits should have the following federal income tax effects. A Reverse Stock Split is expected to constitute a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. A stockholder who receives solely a reduced number of shares of Common Stock will not recognize gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of Common Stock will equal the stockholder’s basis in its old shares of Common Stock and such stockholder’s holding period in the reduced number of shares will include the holding period in its old shares exchanged.

The Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of Common Stock surrendered in a recapitalization to shares received in the recapitalization. Stockholders of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

We will not recognize any gain or loss as a result of the proposed Reverse Stock Splits.

A stockholder of our Common Stock will be subject to backup withholding if such stockholder is not otherwise exempt and such stockholder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a stockholder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. Stockholders of our common stock should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLITS AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLITS IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Required Vote

The affirmative vote of a majority of the total votes cast affirmatively or negatively on this proposal at the Annual Meeting is required to approve one or more Reverse Stock Splits at an aggregate ratio of up to 1-for-200.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF ONE OR MORE REVERSE STOCK SPLITS AT AN AGGREGATE RATIO OF UP TO 1-FOR-200. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” SUCH PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THEIR PROXY.

CODE OF BUSINESS ETHICS AND CONDUCT

We have adopted a Code of Business Ethics and Conduct that applies to all of our officers, directors and employees. A copy of the Code of Business Ethics and Conduct may be obtained, free of charge, by submitting a written request to the Company or on our website at www.synergychc.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be posted on the “Investors — Governance — Documents & Charters” section of our website at www.synergychc.com or included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver.

OTHER MATTERS

Our board of directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2027 annual meeting of stockholders, we must receive stockholder proposals (other than for director nominations) no later than December 31, 2026; provided, however, that if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials. To be considered for presentation at the 2027 annual meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than March 31, 2027 and no later than April 30, 2027; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the 2026 annual meeting, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if such annual meeting is announced later than the 90th day prior to the date of such annual meeting, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. In no event shall any adjournment of an annual meeting or the announcement thereof commence a new time period for the giving of timely notice as described above. Proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. Proposals that are not received in a timely manner will not be voted on at the 2027 annual meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of the Corporate Secretary at Synergy CHC Corp., 770 Roosevelt Trail STE 8 #1016, N. Windham, Maine 04062.

In order for stockholders to give timely notice of nominations for directors, other than those nominated by the Company, for inclusion on a universal proxy card in connection with the 2027 annual meeting, notice must be submitted no later than April 30, 2027 and include all of the information required by Rule 14a-19 under the Exchange Act. However, if the date of the 2027 annual meeting changes by more than 30 days from this year’s Annual Meeting, Rule 14a-19 requires the notice be provided by the later of 60 calendar days prior to the date of the 2027 annual meeting or the tenth (10th) calendar day following the day on which we first publicly announce the date of the 2027 annual meeting.

CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING

If you have any questions or require any assistance with voting your shares or need additional copies of this proxy statement or voting materials, please contact:

Investor Relations
Synergy CHC Corp.
770 Roosevelt Trail STE 8 #1016
N. Windham, Maine 04062
(207) 321-2350
snyr@gateway-grp.com

It is important that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote by using the Internet or by telephone or, if you received a paper copy of the proxy card by mail, by signing and returning the enclosed proxy card, so your shares will be represented at the Annual Meeting.

The form of proxy card and this proxy statement have been approved by the board of directors and are being mailed or delivered to stockholders by its authority.

The Board of Directors of Synergy CHC Corp.
N. Windham, Maine
April 30, 2026

Appendix A

AMENDMENT NO. 3
TO
SYNERGY CHC CORP.
2024 EQUITY INCENTIVE PLAN

WHEREAS, Synergy CHC Corp. (the “Company”) previously established the 2024 Equity Incentive Plan of the Company (the “Plan”); and

WHEREAS, Section 13(a) of the Plan permits the Board of Directors of the Company to amend the Plan as set forth herein, subject to the approval of the Company’s stockholders as required by applicable law;

WHEREAS, the Board of Directors and the Company’s stockholders have approved this amendment as required by applicable law and the Company’s governing documents.

NOW, THEREFORE, the Plan is hereby amended, effective as of June [•], 2026, as follows:

1.      Section 5(b) is hereby deleted and replaced with the following (the “Amendment”):

“Subject to Section 12 of the Plan, the Committee is authorized to deliver under the Plan an aggregate of one hundred fifty million (150,000,000) shares of Common Stock, all of which may be issued pursuant to the exercise of Incentive Stock Options.”

2.      Section 13(a) is hereby amended by deleting the proviso beginning with “provided that (i) no amendment…” in its entirety and replacing it with the following:

“provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Common Stock may be listed or quoted);”

3.      Section 13(b) is hereby amended by deleting the proviso beginning with “provided, further, that without shareholder approval…” in its entirety and replacing it with the following:

“provided, further, that the Committee may modify the purchase price or the Exercise Price of any outstanding Award, or cancel any Award in exchange for cash or another Award, in each case without the approval of the Company’s shareholders.”

4.      This Amendment shall be effective as of the date set forth above.

5.      In all other respects, the Plan is hereby ratified and confirmed.

* * *

Approved by the Board of Directors: April 17, 2026

Approved by the Stockholders: [•], 2026

A-1

Appendix B

FORM OF
CERTIFICATE OF AMENDMENT TO
ARTICLES OF INCORPORATION
OF
SYNERGY CHC CORP.

Adopted in accordance with the provisions
of Section 78.2055 of the Nevada Revised Statutes

Synergy CHC Corp. (the “Corporation”), a corporation organized and existing under the laws of the State of Nevada, by its duly authorized officer, does hereby certify:

FIRST:    That the Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 78.2055 of the Nevada Revised Statutes setting forth a proposed amendment to the Articles of Incorporation of the Corporation (the “Certificate of Amendment”) and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 78.2055 of the Nevada Revised Statutes. The amendment amends the Articles of Incorporation of the Corporation as follows:

Article 3 of the Corporation’s Articles of Incorporation shall be amended by adding a new paragraph after the second paragraph of Article 3 to read as follows:

“Each [•] ([•]) shares of the Common Stock, par value $0.00001 per share, of the Corporation issued and outstanding or held in treasury as of 5:00 p.m. Pacific Time on the date this Certificate of Amendment of the Articles of Incorporation is filed with the Secretary of State of the State of Nevada (the “Effective Time”) shall automatically be reclassified as, combined and changed into one (1) share of Common Stock, par value $0.00001 per share, of the Corporation, without any action by the holders thereof. No fractional shares shall be issued in connection with this reclassification. A holder of Common Stock who would otherwise be entitled to receive a fractional share as a result of the reclassification will receive one whole share of Common Stock in lieu of such fractional share.”

SECOND:    This Certificate of Amendment shall be effective as of [•], 202[•] at 5:00 p.m. Pacific Time.

* * *

B-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Articles of Incorporation to be executed by [•], its [•], this [•] day of [•], 202[•].

SYNERGY CHC CORP.
By:
[•]
[•]

B-2

* SPECIMEN * 1 MAIN STREET ANYWHERE PA 99999-9999 VOTE ON INTERNET Go to http://www.vstocktransfer.com/proxy Click on Proxy Voter Login and log-on using the below control number. Voting will be open until June 28, 2026 at 11:59 p.m. (Eastern Time). CONTROL # VOTE BY MAIL Mark, sign and date your proxy card and return it in the envelope we have provided. VOTE BY EMAIL Mark, sign and date your proxy card and return it to vote@vstocktransfer.com ATTEND THE VIRTUAL MEETING If you would like to attend the Virtual Annual Meeting to be held virtually on June 29, 2026 at 10:00 a.m., Eastern Time, please register at: https://meeting.vstocktransfer.com/SYNERGYJUNE26 Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope. Annual Meeting of Stockholders Proxy Card - Synergy CHC Corp. DETACH PROXY CARD HERE TO VOTE BY MAIL THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES AND “FOR” ALL OTHER LISTED PROPOSALS. 1. To elect five (5) directors to serve one-year terms expiring in 2027. WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below) INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THE NOMINEES’ NAMES BELOW: 01. Jack Ross 02. Alfred Baumeler 03. J. Paul SoRelle 04. Nitin Kaushal 05. Teresa Thompson 2. To ratify the appointment of RBSM LLP as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2026. FOR AGAINST ABSTAIN 3. To approve a proposed amendment to the Synergy CHC Corp. 2024 Equity Incentive Plan (the “2024 Plan”) to (A) increase the aggregate number of shares of our common stock, par value $0.00001 per share (the “Common Stock”), available for issuance under the 2024 Plan to 150,000,000 shares of Common Stock and (B) permit the repricing of outstanding awards (as described in this proxy statement). FOR AGAINST ABSTAIN 4. To approve, for purposes of complying with Nasdaq Listing Rules 5635(b) and 5635(d), the full issuance of shares of common stock issuable by the Company upon exercise of the Lender Warrant (as defined in the Proxy Statement). FOR AGAINST ABSTAIN 5. To approve one or more reverse stock splits at an aggregate ratio of up to 1-for-200. FOR AGAINST ABSTAIN Note: To transact such other business that is properly presented at the Annual Meeting and any adjournments or postponements thereof. Date Signature Signature, if held jointly Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person. To change the address on your account, please check the box at right and indicate your new address. * SPECIMEN * AC:ACCT9999 90.00

SYNERGY CHC CORP. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 29, 2026 10:00 A.M. EASTERN TIME Important Notice Regarding the Availability of Proxy Materials: Materials for this Meeting are available at: https://ts.vstocktransfer.com/irhlogin/SYNERGYCHC To Register for the Virtual Meeting, Please Visit: https://meeting.vstocktransfer.com/SYNERGYJUNE26 DETACH PROXY CARD HERE TO VOTE BY MAIL THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS undersigned appoints The Jack Ross and Jaime Fickett, and each of them, as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Synergy CHC Corp. held of record by the undersigned at the close of business on April 24, 2026 at the Annual Meeting of Stockholders of Synergy CHC Corp. to be held on June 29, 2026, or any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE FIVE NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, PROPOSAL 3, PROPOSAL 4 AND PROPOSAL 5, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. Electronic Delivery of Future Proxy Materials: If you would like to reduce the costs incurred by Synergy CHC Corp. materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the internet. To sign up for electronic delivery, please provide your email address below and check here to indicate you consent to receive or access proxy materials electronically in future mailings. Email Address: PLEASE INDICATE YOUR VOTE ON THE REVERSE SIDE.